Exhibit 10.1

POLYCOM, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated June 9, 2014)

POLYCOM, INC.

EMPLOYEE STOCK PURCHASE PLAN

(June 9, 2014 Amendment and Restatement)

SECTION 1

PURPOSE

Polycom, Inc. having established the Polycom, Inc. Employee Stock Purchase Plan, effective as of May 25, 2005, in order to provide eligible employees of the Company and its participating Affiliates with the opportunity to purchase Common Stock through payroll deductions or, if payroll deductions are not permitted under local laws, through other means as specified by the Committee, hereby amends and restates the Plan effective as of June 9, 2014. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code, although the Company makes no undertaking nor representation to maintain such qualification. In addition, this Plan document authorizes the grant of options under a Non-423(b) Plan which do not qualify under Section 423(b) of the Code pursuant to rules, procedures or sub-plans adopted by the Board (or its designate) designed to achieve desired tax or other objectives.

SECTION 2

DEFINITIONS

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2 “Affiliate” means any (i) Subsidiary, and (ii) any other entity other than the Company in an unbroken chain of entities beginning with the Company if, at the time of the granting of the option, each of the entities, other than the last entity in the unbroken chain, owns or controls 50 percent or more of the total ownership interest in one of the other entities in such chain. For purposes of the Code Section 423(b) Plan, an Affiliate solely means a Subsidiary.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means the occurrence of any of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or (d) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

2.5 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.6 “Code Section 423(b) Plan” means an employee stock purchase plan that is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. Any provision of the Code Section 423(b) Plan that is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). Furthermore, the provisions of the Code Section 423(b) Plan shall be construed, administered and enforced in accordance with Section 423(b).

2.7 “Committee” shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the effective date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

2.8 “Common Stock” means the common stock (0.0005 per value per share) of the Company.

2.9 “Company” means Polycom, Inc., a Delaware corporation.

2.10 “Compensation” means the sum of a Participant’s (a) base salary or regular wages (including sick pay and vacation pay) and (b) overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments (in each case, to the extent paid in cash). Compensation shall exclude any contributions (other than under code Section 125 or 401(k) arrangements) made by Employers on the Participant’s behalf to any deferred compensation plan or welfare benefit program that may exist from time to time. The Committee may establish, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2(f), a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, which definition may vary among Participants who are employed by the Company or different Affiliates and/or who are outside the United States.

2.11 “Eligible Employee” means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or (b) as provided in this Section 2.11. Prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, the Committee may determine from time to time, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2(f), that an Employee shall not be an Eligible Employee if he or she: (1) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (2) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (3) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (4) is a highly compensated employee under Section 414(q) of the Code, or (5) is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the 1934 Act, provided that any exclusion be applied with respect to an individual Offering in a manner that complies with Treasury Regulation Section 1.423-2(e)(2)(ii). Further, and notwithstanding the foregoing, Employees who are citizens or residents of a non-U.S. jurisdiction

(without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. An Employee who otherwise is an Eligible Employee shall be treated as continuing to be such while the Employee is on sick leave or other leave of absence approved in writing by the Employer, except that if the period of leave exceeds three (3) months and the Employee’s right to reemployment is not guaranteed by statute or contract, he or she shall cease to be an Eligible Employee on date three (3) months and one (1) day following the start of such leave.

2.12 “Employee” means an individual who is a common-law employee of any Employer as reflected on the payroll records of the Employer on the Enrollment Date, regardless of whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. With respect to a particular Participant, Employer means the Company or Affiliate (as the case may be) that directly employs the Participant.

2.13 “Employer” or “Employers” means any one or all of the Company and those Affiliates which, with the consent of the Board or the Committee, have adopted the Plan. In the event the Employer is not a Subsidiary, its Employees shall participate in the Non-423(b) Plan.

2.14 “Enrollment Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time.

2.15 “Grant Date” means any date on which a Participant is granted an option under the Plan.

2.16 “Non-423(b) Plan” means an employee stock purchase plan that does not meet the requirements set forth in Section 423(b) of the Code, as amended.

2.17 “Offering” means an offer under this Plan of an option that may be exercised during the period described in Section 5.2. For purposes of the Plan, all Eligible Employees will be deemed to participate in the same Offering unless the Committee otherwise determines that Eligible Employees of one or more Employers will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Treasury Regulation Sections 1.423-2(a)(2) and (a)(3).

2.18 “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 7 or Section 8.

2.19 “Plan” means the Polycom, Inc. Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time, which includes (a) a Code Section 423(b) Plan, and (b) a Non-423(b) Plan.

2.20 “Purchase Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.21 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.22 “Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

SECTION 3

SHARES SUBJECT TO THE PLAN

3.1 Number Available. A maximum of 26,000,000 shares of Common Stock shall be available for issuance pursuant to the Plan. Shares sold under the Plan may be newly issued shares or treasury shares.

3.2 Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, spin-off, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Committee may make such adjustment, if any, as it deems appropriate in its sole discretion in the number, kind and purchase price of the shares available for purchase under the Plan and any outstanding option under the Plan.

SECTION 4

ENROLLMENT

4.1 Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2, and which may be in electronic form). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires. Also, even if a Participant’s option has not expired, he or she automatically will be withdrawn from the Plan after a Purchase Date and re-enrolled in the Plan on the immediately following Enrollment Date if the closing price per Share on the Nasdaq Global Select Market on the new Enrollment Date is lower than such price on the Participant’s previous Enrollment Date. The Committee (in its discretion and on a uniform and nondiscriminatory basis) shall, prior to an Enrollment Date, determine whether the preceding sentence shall apply to all options to be granted on that Enrollment Date.

4.2 Payroll Withholding and Contribution. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation or, if payroll withholding is not permitted under local laws, via such other means as specified by the Committee to the extent permitted by Treasury Regulation Section 1.423-2. Pursuant to such procedures as the Committee may specify from time to time (which may be in electronic form), a Participant may elect to have withholding equal to or otherwise contribute a whole percentage from 1% to 20% (or such lesser percentage that the Committee may establish from time to time, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2, for all options to be granted on any Enrollment Date in an Offering). If permitted by the Committee, a Participant instead may elect to have a specific amount withheld or to contribute a specific amount, in dollars or in the applicable local currency (subject to such uniform and nondiscriminatory rules or as otherwise permitted by Treasury Regulation Section 1.423-2, as the Committee in its discretion may specify). A Participant may elect to increase or decrease his or her rate of payroll withholding or contribution by submitting an election (which may be in electronic form) in accordance with and to the extent permitted by procedures established by the Committee from time to time. A Participant may stop his or her payroll withholding or contribution by submitting an election in accordance with and to the extent permitted by procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment election must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her payroll withholding or contributions at the percentage last elected by the Participant. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.3 of the Plan, the Company automatically may decrease a Participant’s payroll deductions to zero percent (0%) at any time during an option period. Under such circumstances, payroll deductions shall recommence at the rate provided in such Participant’s enrollment form at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 7 of the Plan.

SECTION 5

OPTIONS TO PURCHASE COMMON STOCK

5.1 Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan in an Offering, he or she shall be granted an option to purchase shares of Common Stock.

5.2 Duration of Option. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 24 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2, prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date in an Offering, the period referred to in clause (b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the Enrollment Date that is approximately 6 months later.

5.3 Number of Shares Subject to Option. The number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the number of shares referred to in the preceding sentence shall be 10,000 shares per Purchase Date. In addition and notwithstanding the preceding, to the extent required under Section 423(b) of the Code, an option (taken together with all other options then outstanding under this Plan and under all other similar employee stock purchase plans of the Employers) shall not give the Participant the right to purchase shares at a rate which accrues in excess of $25,000 of fair market value at the applicable Grant Dates of such shares in any calendar year during which such Participant is enrolled in the Plan at any time.

5.4 Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

(a) payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2, unless payroll withholding is not permitted under local laws as determined by the Committee, in which case the Participant may contribute by such other means as specified by the Committee to the extent permitted by Treasury Regulation Section 1.423-2;

(b) purchase of shares upon exercise of the option will be accomplished only in accordance with Section 6.1;

(c) the price per share under the option will be determined as provided in Section 6.1;

(d) the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2), as the Committee shall determine from time to time in its discretion;

(e) each option will be granted under the same Offering unless the Committee otherwise designates separate Offerings for the Eligible Employees of one or more Employers, in which case, each Participant’s option will be granted under the Offering designated for the Eligible Employees of the Participant’s Employer.

SECTION 6

PURCHASE OF SHARES

6.1 Exercise of Option. Subject to Section 6.2, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased (i.e., because fractional shares may not be purchased under the Plan) shall be rolled over and used to purchase shares on the next Purchase Date (unless the individual no longer is a Participant, in which case the cash shall be refunded to him or her). Any other cash remaining after a Purchase Date (e.g., because a Participant has reached one of the limits on share purchases under the Plan) shall be returned to the Participant. The price per Share of the Shares purchased under any option granted under the Plan shall be determined by the Committee from time to time, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2, for all options to be granted on an Enrollment Date in an Offering. However, in no event shall the price be less than eighty-five percent (85%) of the lower of:

(a) the closing price per Share on the Grant Date for such option on the Nasdaq Global Select Market; or

(b) the closing price per Share on the Purchase Date on the Nasdaq Global Select Market.

6.2 Delivery of Shares. As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.

6.3 Exhaustion of Shares. If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced to eliminate the over-enrollment, as the Committee determines (in a uniform and nondiscriminatory manner). For example, the Committee may determine that such reduction method shall be “bottom up”, with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants without interest thereon, except as otherwise required under local laws (in which case the Committee may determine that interest must be paid to all Participants in the relevant Offering in order to comply with Section 423 of the Code).

6.4 Tax Withholding. Prior to the delivery of any shares purchased under the Plan (or at any other time that a taxable event related to the Plan occurs), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all tax and social insurance liability obligations and requirements in connection with the options and shares purchased thereunder, if any, including, without limitation, all federal, state, and local taxes (including the Participant’s FICA obligation, if any) that are required to be withheld by the Company or the employing Affiliate, the Participant’s and, to the extent required by the Company (or the employing Affiliate), the Company’s (or the employing Affiliate’s) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of shares and any other Company (or employing Affiliate) taxes the responsibility for which the Participant has agreed to bear with respect to such shares.

SECTION 7

WITHDRAWAL

7.1 Withdrawal. A Participant may withdraw from the Plan by submitting a withdrawal election to the Company in accordance with and to the extent permitted by procedures specified by the Committee from time to time (which may be in electronic form). A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) from time to time. Unless otherwise determined by the Committee, when a withdrawal becomes effective, the Participant’s payroll withholding or contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her without interest thereon, except as otherwise required under local laws (in which case the Committee may determine that interest must be paid to all Participants in the relevant Offering in order to comply with Section 423 of the Code).

SECTION 8

CESSATION OF PARTICIPATION

8.1 Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason), except that the Committee (in its discretion and on a uniform and nondiscriminatory basis) may permit an individual who has ceased to be an Eligible Employee to exercise his or her option on the next Purchase Date to the extent permitted by Code Section 423. As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her without interest thereon, except as otherwise required under local laws (in which case the Committee may determine that interest must be paid to all Participants in the relevant Offering in order to comply with Section 423 of the Code).

SECTION 9

DESIGNATION OF BENEFICIARY

9.1 Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures (or as otherwise permitted by Treasury Regulation Section 1.423-2) as the Committee may specify in its discretion from time to time, designate one or more individuals to receive any amounts credited to the Participant’s account at the time of his or her death (“Beneficiaries”). Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) to permit the designation of Beneficiaries.

9.2 Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee.

However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

9.3 Failed Designations. If the Committee does not make Sections 9.1 and 9.2 operative or if a Participant dies without having effectively designated a Beneficiary, or if no designated Beneficiary survives the Participant, the Participant’s Account shall be payable to his or her estate.

SECTION 10

ADMINISTRATION

10.1 Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

10.2 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

10.3 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a) To interpret and determine the meaning, validity and parameters of the terms and provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(b) To determine the form and manner for Participants to make elections under the Plan;

(c) To determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan;

(d) To cause an account or accounts to be maintained for each Participant and establish rules for the crediting of contributions and/or shares to the account(s);

(e) To determine the time or times when, and the number of shares for which, options shall be granted;

(f) To establish and revise an accounting method or formula for the Plan;

(g) To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(h) To determine the status and rights of Participants and their Beneficiaries or estates;

(i) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(j) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(k) To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States or to facilitate legal, tax or regulatory compliance outside the United States; and

(l) To determine that, to the extent permitted by Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) will be less favorable than the terms of options granted under the Plan or the same Offering to Employees resident in the United States;

(m) To designate separate Offerings for the Eligible Employees of one or more Employers, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will apply separately to each Offering; and

(n) To delegate to any one or more of its members or to any other person (including, but not limited to, employees of any Employer) severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

10.4 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be made in the sole discretion of the Committee and shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

10.5 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

10.6 Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

10.7 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board or the Committee, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1 Amendment, Suspension, or Termination. The Board or the Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is amended, suspended or terminated, the Board or the Committee, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date (which, notwithstanding Section 2.20, may be sooner than originally scheduled, if determined by the Board or the Committee in its discretion), or may elect to permit options to expire in accordance with their terms (and subject to any adjustment pursuant to Section 3.2). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares shall be returned to the Participants (without interest thereon, except as otherwise required under local laws, in which case the Committee may determine that interest must be paid to all Participants in the relevant Offering in order to comply with Section 423 of the Code) as soon as administratively practicable. If the Board or the Committee determines that a Change of Control will occur, all outstanding options shall terminate on a Purchase Date (prior to the Change of Control), and upon completion of the purchase of shares on such Purchase Date, that is selected by the Board or the Committee (which Purchase Date, notwithstanding Section 2.20, may be sooner than originally scheduled, if determined by the Board or the Committee in its discretion), unless the Board or the Committee expressly determines that the options in fact will be assumed by the surviving corporation or its parent (subject to any adjustment pursuant to Section 3.2).

11.2 Duration of the Plan. The Plan commenced on May 25, 2005, and subject to Section 11.1 (regarding the Board’s and the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 12

GENERAL PROVISIONS

12.1 Participation by Affiliates. One or more Affiliates of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board or the Committee. By adopting the Plan, an Affiliate shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board and the Committee to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

12.2 Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

12.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.4 Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

12.5 Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 is no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

12.6 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of any Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

12.7 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Affiliates, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

12.8 Construction and Applicable Law. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Any provision of the Plan that is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with the laws of the State of California (excluding California’s conflict of laws provisions).

12.9 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

12.10 Use of Funds. Payroll withholdings and other contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll withholdings or other contributions except under Offerings in which applicable local law requires that such payroll withholdings or other contributions be segregated from the Company’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions.